Exhibit (a)(2)

SCHEDULE A

SERIES OF TRUST

as of August 15, 2014

PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund
PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO Australia Bond Index Exchange-Traded Fund
PIMCO Banking Sector Corporate Bond Index Fund
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund
PIMCO Broad U.S. Treasury Index Exchange-Traded Fund
PIMCO Build America Bond Exchange-Traded Fund
PIMCO Canada Bond Index Exchange-Traded Fund
PIMCO Commercial Mortgage Bond Index Fund
PIMCO Diversified Income Exchange-Traded Fund
PIMCO Emerging Markets Bond Index Fund
PIMCO Emerging Markets Government Inflation-Linked Bond Index Fund
PIMCO Enhanced Short Maturity Exchange-Traded Fund
PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar-Hedged)
PIMCO Foreign Currency Strategy Exchange-Traded Fund
PIMCO Fundamental IndexPLUS® AR Active Exchange-Traded Fund
PIMCO Germany Bond Index Exchange-Traded Fund
PIMCO Global Advantage Inflation-Linked Bond Exchange-Traded Fund
PIMCO Global Advantage® Bond Index Fund
PIMCO Global Inflation-Linked Bond Index Fund
PIMCO Government Limited Maturity Exchange-Traded Fund
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund
PIMCO Intermediate Municipal Bond Exchange-Traded Fund
PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund
PIMCO Investment Grade Corporate Bond Index Fund
PIMCO Low Duration Exchange-Traded Fund
PIMCO Low Duration Investment Grade Corporate Bond Active Exchange-Traded Fund
PIMCO Prime Limited Maturity Exchange-Traded Fund

PIMCO Real Return Exchange-Traded Fund
PIMCO Short Term Municipal Bond Exchange-Traded Fund
PIMCO Subprime Mortgage Index Fund
PIMCO Total Return Exchange-Traded Fund
PIMCO U.S. Aggregate Bond Index Fund
PIMCO U.S. Long Duration Corporate Bond Index Fund
PIMCO U.S. Mortgage Index Fund
PIMCO Umbrella Credit Index Fund